UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017 (March 16, 2017)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-37660 (Commission File No.)	14-1798693 (IRS Employer Identification No.)

157 Church Street New Haven, Connecticut (Address of principal executive offices)	06506 (Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2017, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “Committee”), approved an increase in the maximum opportunity level under the Corporation’s annual cash bonus plan, the Executive Annual Incentive Plan, for certain employees, including James P. Torgerson, the Corporation’s Chief Executive Officer, and Richard J. Nicholas, the Corporation’s Senior Vice President – Chief Financial Officer. Specifically, the Board approved an increase in the maximum performance percentage for the 2017 performance year (i) from 150% of his base salary to 200% of his base salary for Mr. Torgerson, and (ii) from 90% of his base salary to 110% of his base salary for Mr. Nicholas.

The Executive Annual Incentive Plan provides executive officers and certain other key employees of the Corporation with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of the company and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

The Board also approved, upon recommendation by the Committee, payment of special, one-time bonus awards to certain executive officers of the Corporation including $500,000 to Mr. Torgerson and $100,000 to Mr. Kump, the Chief Executive Officer of Avangrid Networks. The special, one-time bonuses were paid, among other things, to encourage the successful integration efforts and promote the future growth of the Corporation. The special one-time cash bonus payments will be made in March 2017.

Lastly, the Board, upon recommendation by the Committee, amended the Avangrid, Inc. Omnibus Incentive Plan (the “Plan”) to remove the “evergreen” feature. The Plan provides for an initial share reserve of 2,500,000 shares of the Corporation’s common stock (the “Shares”) for issuance as equity-based compensation. The “evergreen” provision operated to annually increase the maximum number of Shares authorized and available for issuance without seeking shareholder approval by the lesser of (i) 2,500,000, (ii) 3% of the total amount of Shares outstanding as of the last day of the immediately proceeding fiscal year, and (iii) such smaller number of Shares as determined by the Board. The foregoing description is only a summary of the amendment to the Plan and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Plan, as amended, a copy of which will be filed by the Corporation as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel, Chief Compliance Officer and Secretary

Dated: March 21, 2017

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